UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2017
     TACTICAL DIVERSIFIED FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)
New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement
The Registrant, Ceres Managed Futures LLC (the “General Partner”), ISAM (USA) LLC (“ISAM USA”), International Standard Asset Management (“ISAM” and together with the Registrant, the General Partner and ISAM USA, the “Continuing Parties”) and ISAM Europe LLP (“ISAM Europe”) are each party to a management agreement dated May 1, 2016 pursuant to which ISAM USA and ISAM Europe provide services as commodity trading advisors to the Registrant (the “Management Agreement”).  The Continuing Parties, ISAM Europe and ISAM Funds (UK) Limited (“ISAM Funds”) have entered into a novation agreement dated August 25, 2017 and effective August 31, 2017 (the “Novation Agreement”).  The Novation Agreement transfers all rights and obligations of ISAM Europe under the Management Agreement to ISAM Funds.  In all other respects the Management Agreement remains unchanged and of full force and effect.
A copy of the Novation Agreement is filed herewith as Exhibit 10.12.

Item 9.01   Financial Statements and Exhibits
(d)   Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.12	Novation Agreement by and among the Continuing Parties, ISAM Europe and ISAM Funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan Patrick T. Egan President and Director

Date:  September 5, 2017